Exhibit 16.1

January 10, 2008

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read China Holdings Acquisition Corp’s statements included under Item 4.01 of its Form 8-K filed on January 10, 2007, and we agree with such statements concerning our firm.

/s/ Goldstein Golub Kessler LLP
GOLDSTEIN GOLUB KESSLER LLP